As filed with the Securities and Exchange Commission on May 31, 2006

File No. 333-31033

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2 to
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
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Archstone-Smith Trust
(Exact name of registrant as specified in its charter)

Maryland	84-1592064
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

9200 E. Panorama Circle, Suite 400
Englewood, Colorado 80112
(Address of principal executive offices)

Property Trust of America Share Option Plan for Outside Trustees
(Full title of the plan)

Caroline Brower, General Counsel and Secretary
9200 E. Panorama Circle, Suite 400
Englewood, Colorado 80112
(303) 708-5959

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EXPLANATORY NOTE

Archstone-Smith Trust, a Maryland real estate investment trust, hereby amends this Registration Statement for the purpose of removing from registration hereunder 4,000 of its common shares of beneficial interest, par value $.01 per share which remain unsold following the termination of the offering of the shares registered on this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Englewood, Colorado, on May 31, 2006.

ARCHSTONE-SMITH TRUST
By:	/s/ Caroline Brower
Name:	Caroline Brower
Title:	General Counsel and Secretary